As Filed with the Securities and Exchange Commission on November 27, 2002
                                                 Registration No. 333- ________


                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549
                                  ----------


                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                  ----------


                          DENTSPLY International Inc.
            (Exact name of registrant as specified in its charter)

            Delaware                           39-1434669
(State or other jurisdiction      (I.R.S.Employer Identification No.)
of incorporation or organization)

     570 West College Avenue
       York, Pennsylvania                      17405-0872
(Address of principal executive offices)       (Zip Code)


                          DENTSPLY International Inc.
                            2002 Stock Option Plan
                           (Full title of the plan)

                            Brian M. Addison, Esq.
                                General Counsel
                          DENTSPLY International Inc.
                            570 West College Avenue
                         York, Pennsylvania 17405-0872
                    (Name and address of agent for service)

                                (717) 845-7511
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------

                                          Proposed      Proposed
                                          Maximum       Maximum
                             Amount       Offering     Aggregate     Amount of
 Title of Securities         to be       (Price Per    Offering    Registration
   to be Registered       Registered(1)     Share        Price          Fee


Common Stock, par
  value $.01 per share  7,000,000 shares  $33.32(2) $233,240,000(3)  $21,458.08

------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which are offered or issued under the plan to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee.

(3) Calculated pursuant to Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee based upon the average of the high and low prices of Dentsply common stock reported on the Nasdaq Stock Market on November 25, 2002.

                                    PART II


              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

      The following documents filed by DENTSPLY International Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

      1. The Company's Form 10-K filed with the Commission for the year ended December 31, 2001 (File No. 0-16211).

      2. The Company's Form 10-Q filed with the Commission for the quarterly period ended March 31, 2002 (File No. 0-16211).

      3. The Company's Form 10-Q filed with the Commission for the quarterly period ended June 30, 2002 (File No. 0-16211).

      4. The Company's Form 10-Q filed with the Commission for the quarterly period ended September 30, 2002 (File No. 0-16211).

      5. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 10 (File No. 0-16211), including any amendment or report filed for the purpose of updating such description.

      All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the Plan meeting the requirements of Section 10(a) of the Securities Act.

Item 4.  Description of Securities.

      The class of securities to be offered under this Registration Statement is registered under Section 12(g) of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

      None

Item 6.  Indemnification of Directors and Officers.

      Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") permits a Delaware corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of a director to the corporation or its stockholders for monetary damages for breaches of fiduciary duty. Article Nine of the Company's Restated Certificate of Incorporation provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived any improper personal benefit.
                                       2

      Under Section 145 of the DGCL, a corporation has the power to indemnify directors and officers under certain prescribed circumstances and, subject to certain limitations, against certain costs and expenses, including attorneys' fees, actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a director or officer of the corporation if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provision. Article V of the Company's Bylaws provides that the Company will indemnify any person who was or is a party or a witness or is threatened to be made a party or a witness to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was an authorized representative of the Company, against all expenses (including attorneys' fees and disbursements), judgments, fines (including excise taxes and penalties), and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. Article V further permits the Company to maintain insurance on behalf of any such person against any liability asserted against such person and incurred by such person in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify such person against such liability under the DGCL. The Company maintains directors' and officers' liability insurance.

Item 7.    Exemption From Registration Claimed

      Not Applicable

Item 8.  Exhibits.

      The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit     Description
No.

4.1 Restated Certificate of Incorporation, as amended by Certificate of Amendment dated June 12, 2002

4.2         Amended and Restated Bylaws (1)

5.1         Opinion of Morgan, Lewis & Bockius LLP.
23.1        Consent  of Morgan,  Lewis & Bockius  LLP  (included  in
            Exhibit 5.1).
23.2        Consent of PricewaterhouseCoopers LLP.
24.1 Power of attorney (included on signature page of this registration statement).

99.1        DENTSPLY International Inc. 2002 Stock Option Plan

(1) Incorporated by reference to exhibit 3.2 included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, File No. 0-16211.

Item 9.  Undertakings.

      (a)  The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i)  To include any prospectus  required by Section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

           provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the
Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                     * * *

      (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of York, Commonwealth of Pennsylvania, on November 27, 2002.

                                          DENTSPLY INTERNATIONAL INC.


                                          By:  /s/ JOHN C. MILES II
                                               John C. Miles II
                                               Chief Executive Officer
                                               and Chairman of the Board


      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, John C. Miles II and William
R. Jellison, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments) and any and all additional registration statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, in connection with or related to the offering contemplated by this registration statement and its amendments, if any, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


        Signature                   Capacity               Date

/s/ JOHN C. MILES II         Principal Executive       November 27, 2002
                             Officer and Director
John C. Miles II

/s/ GARY K. KUNKLE, JR.      Director                  November 27, 2002

Gary K. Kunkle, Jr.

/s/ WILLIAM R. JELLISON      Principal Financial       November 27, 2002
                             and Accounting Officer
William R. Jellison

/s/ MICHAEL C. ALFANO        Director                  November 27, 2002

Dr. Michael C. Alfano

/s/ BURTON C. BORGELT        Director                  November 27, 2002

Burton C. Borgelt

/s/ PAULA H. CHOLMONDELEY    Director                  November 27, 2002

Paula H. Cholmondeley

/s/ MICHAEL J. COLEMAN       Director                  November 27, 2002

Michael J. Coleman

/s/ LESLIE A. JONES          Director                  November 27, 2002

Leslie A. Jones

/s/ WILLIAM F. HECHT         Director                  November 27, 2002

William F. Hecht

/s/ BETTY JANE SCHEIHING     Director                  November 27, 2002

Betty Jane Scheihing

/s/ EDGAR H. SCHOLLMAIER     Director                  November 27, 2002

Edgar H. Schollmaier

/s/ W. KEITH SMITH           Director                  November 27, 2002

W. Keith Smith

                                 EXHIBIT INDEX
                                                         Sequential
Exhibit                                                     Page
   No.                      Description                    Number
----------   ---------------------------------------------------------

   4.1       Restated       Certificate      of
             Incorporation, as amended.                      8

   5.1       Opinion   of   Morgan,   Lewis   &
             Bockius LLP.                                   12

  23.1       Consent   of   Morgan,   Lewis   &
             Bockius LLP  (included  in Exhibit
             5.1).

  23.2       Consent of  PricewaterhouseCoopers
             LLP.                                           13

  24.1       Power  of  attorney  (included  on
             signature     page     of     this
             registration statement).

  99.1       DENTSPLY  International  Inc. 2002
             Stock Option Plan                              14